Exhibit 10.1
ELEVENTH AMENDMENT TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS ELEVENTH AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Agreement”), entered into as of the 6th day of February, 2020, by and between SUMMIT FINANCIAL GROUP, INC., a West Virginia corporation and bank holding company (“Summit”) and H. CHARLES MADDY, III, (“Maddy”).
W I T N E S S E T H:
WHEREAS, on March 4, 2005, Summit and Maddy entered into that certain Employment Agreement whereby Summit agreed to employ Maddy and Maddy accepted employment as the Chief Executive Officer of Summit (the “Employment Agreement”); and
WHEREAS, the original term of the Employment Agreement commenced on March 4, 2005, and extended until March 4, 2008; and
WHEREAS, the Board of Directors of Summit or a committee designated by the Board of Directors of Summit is required by the terms of the Employment Agreement to review the Employment Agreement at least annually, and the Board of Directors of Summit may, with the approval of Maddy, extend the term of the Employment Agreement annually for one (1) year periods (so that the actual term of the Employment Agreement will always be between two and three years); and
WHEREAS, the Employment Agreement was amended and restated on December 9, 2008 (the “Amended and Restated Employment Agreement”) and the term of the Employment Agreement was thereby extended for an additional one (1) year until March 4, 2012; and
WHEREAS, the Compensation and Nominating Committee of the Board of Directors of Summit has met annually to review and extend the term by additional one (1) year periods, as required by the Amended and Restated Employment Agreement; and
WHEREAS, on February 6, 2020, the Compensation and Nominating Committee of the Board of Directors met to review the Amended and Restated Employment Agreement and extended the term of the Amended and Restated Employment Agreement for one (1) year, until March 4, 2023; and
WHEREAS, Maddy and Summit desire to enter into this Agreement to evidence the extension of the Employment Agreement for an additional one (1) year until March 4, 2023.
NOW THEREFORE, for and in consideration of the premises and mutual covenants, agreements and undertakings, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties covenant and agree as follows:
1.    Amendment to Employment Agreement. Effective as of the date of this Agreement, the term of the Employment Agreement shall be until March 4, 2023.
2.    Enforceable Documents. Except as modified herein, all terms and conditions of the Employment Agreement, as the same may be supplemented, modified, amended or extended from time to time, are and shall remain in full force and effect.

3.    Authority. The undersigned are duly authorized by all required action or agreement to enter into this Agreement.
4.    Modifications to Agreement. This Agreement may be amended or modified only by an instrument or document in writing signed by the person or entity against whom enforcement is sought.
5.    Governing Law. This Agreement, and any documents executed in connection herewith or as required hereunder, and the rights and obligations of the undersigned hereto and thereto, shall be governed by, construed and enforced in accordance with the laws of the State of West Virginia.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.
SUMMIT FINANCIAL GROUP, INC.

By:    _______________________________
Oscar M. Bean, Chairman

__________________________________________
H. Charles Maddy, III